 UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

 Date of Report: September 6, 2007
 (Date of earliest event reported)

 Financial Industries Corporation
 (Exact name of registrant as specified in its charter)

TX	0-4690	74-2126975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6500 River Place
Boulevard, Building I	78730
(Address of principal executive offices)	(Zip Code)

 512-404-5000
 (Registrant's telephone number, including area code)

 Not Applicable
 (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant's Certifying Accountant.

(a)  Previous independent registered public accounting firm

(i) On September 6, 2007, Financial Industries Corporation (the "Company") dismissed Deloitte & Touche LLP (“Deloitte”) as its independent registered public accounting firm.

(ii) The reports of Deloitte on the consolidated financial statements of the Company as of and for the years ended December 31, 2006, and 2005, did not contain an adverse opinion, or disclaimer of opinion and was not qualified or modified due to uncertainty, audit scope or accounting principle.  Deloitte’s report on the Company’s consolidated financial statements as of and for the year ended December 31, 2006 included an explanatory paragraph regarding the Company’s change in its method of accounting for its defined benefit pension plans adopted by the Company on December 31, 2006.  Deloitte’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006 expressed an unqualified opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting.  Deloitte’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005 disclaimed an opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting because of a scope limitation and expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness and the effects of a scope limitation.

(iii) The Company's Audit Committee and Board of Directors participated in and approved the decision to change its independent registered public accounting firm.

(iv) During the years ended December 31, 2006, and 2005, and through September 6, 2007, there have been no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte would have caused them to make reference thereto in their reports on the consolidated financial statements for such years.

(v) During the years ended December 31, 2006, and 2005, and through September 6, 2007, there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K, other than as noted in the balance of this paragraph.  In its Form 10-K for the year ended December 31, 2006, which was filed with the SEC on May 31, 2007, the Company disclosed that, in the course of completing its consolidated financial statements as of and for the year ended December 31, 2006, management identified material weaknesses in internal controls in several key areas. These included material weaknesses in the following areas: control environment, control monitoring, financial close and reporting, reinsurance, policy holder benefits, and accounts payable and expenditures.  Remediation efforts regarding such material weaknesses are described in Item 9A of the Company’s Form 10-K for the year ended December 31, 2006.  In its Form 10-K for the year ended December 31, 2005, which was filed with the SEC on January 12, 2007, the Company disclosed that, in the course of completing its consolidated financial statements as of and for the year ended December 31, 2005, management identified material weaknesses in internal controls in several key areas. These included material weaknesses in the following areas: control environment, risk assessment, control monitoring, financial close and reporting, segregation of duties, reconciliations, use of third party service providers, safeguarding of assets, reinsurance, and policy data integrity.  Remediation efforts regarding such material weaknesses are described in Item 9A of the Company’s Form 10-K for the year ended December 31, 2005.  The Audit Committee and Board of Directors discussed the subject matter of these material weaknesses with Deloitte. The Company has authorized Deloitte to respond fully to the inquiries of the successor independent registered public accounting firm concerning the aforementioned material weaknesses.

(vi) The Company has requested that Deloitte furnish them with a letter addressed to the Securities and Exchange Commission (“SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not it agrees with the above statements.  A copy of such letter, dated September 12, 2007, is filed as Exhibit 16.1 to this Form 8-K.

(b) New independent registered public accounting firm

The Company engaged BDO Seidman, LLP as its new independent registered public accounting firm as of September 6, 2007.  BDO Seidman, LLP’s engagement will commence with the review of the unaudited consolidated financial statements of the Company for the quarter ended September 30, 2007. Prior to the engagement, the Company has not consulted with BDO Seidman, LLP regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company or oral advice was provided that BDO Seidman, LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

16.1	Letter of Concurrence From Deloitte & Touche LLP Regarding Change in Certifying Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL INDUSTRIES CORPORATION

Date: September 12, 2007	By:	/s/ William B. Prouty
William B. Prouty
Chief Executive Officer